Keefe, Bruyette & Woods, Inc. Winter Financial Services Symposium February 8, 2018 Christopher Oddleifson – Chief Executive Officer Robert Cozzone – Chief Financial Officer & EVP Consumer and Business Banking Exhibit 99.1

(2) Who We Are •Main Sub: Rockland Trust • Market: Eastern Massachusetts • Loans: $6.4B • Deposits: $6.7B • $AUA: $3.5B • Market Cap: $1.9B • NASDAQ: INDB

(3) Key Messages • Lengthy track record of consistent, solid performance • Robust loan and core deposit activity • Growing fee revenue sources, esp. Investment Mgmt. • Expanding footprint in growth markets • Tangible book value steadily growing * • Steadily improving operating efficiency • Disciplined risk management culture • Proven integrator of acquired banks • Deep, experienced management team * See appendix A for reconciliation

(4) Expanding Company Footprint Source: SNL Financial; Deposit/Market Share data as of June 30, 2017 Market Share % of INDB Dep. Plymouth County Rank 2017 1 22.9% 39% Norfolk County Rank 2017 5 5 4.8% 19% Barnstable County (Cape Cod) Rank 2017 4 11.2% 13% Bristol County Rank 2017 6 7.8% 12% Middlesex County Rank 2017 19 1.1% 10% Suffolk County Rank 2017 18 0.3% 4% Dukes County (MV) Rank 2017 3 16.0% 2% Worcester County Rank 2017 30 0.3% 1%

(5) Recent Accomplishments • Five consecutive years of record operating earnings** • Finalized acquisition of Island Bancorp, Inc. of Martha's Vineyard • Capitalizing on expansion moves in vibrant Greater Boston market • Growth initiatives – new commercial products, new revitalized branches, expanded digital offerings, senior talent adds, esp. Commercial Lending and Investment Management • Strong household growth rate • #1 in customer service in New England (J.D. Power) **See appendix B for reconciliation

(6) Strong Fundamentals Driving Performance • Robust customer activity • Core deposits at 90% • Fee revenues rising • Low funding costs • Low credit loss rates • TBV steadily growing* • Operating ROA at 1.2% • Accretive acquisitions * See appendix A for reconciliation **See appendix B for reconciliation +13% CAGR +15% CAGR

(7) Vibrant Commercial Lending Franchise • Long-term CRE/C&I lender • Increased small business focus • Strong name recognition in local markets • Expanded market presence • New loans generated: $1B+ in '17 • Added senior leaders from competitors • Growing in sophistication and capacity • Commercial banker development program • Disciplined underwriting Total Loans $6.4B Avg. Yield: 4.20% 4Q 2017

(8) Commercial Diversification $3.5B as of 12/31/2017 $889M as of 12/31/2017 *Includes 1-4 Family, multifamily, Condos and Approved Land **Non-Owner Occupied Commercial Real Estate divided by Total Capital

(9) Low Cost Deposit Base • Sizable demand deposit component • Valuable source of liquidity • Relationship-based approach • Expanded digital access • Growing commercial base Total Deposits $6.7B 4Q 2017

(10) Investment Management : Transformed Into High Growth Business • Successful business model • Growing source of fee revenues • Strong feeder business from Bank • Expanding investment center locations • Adding experienced professionals • Cross-sell opportunity in acquired bank markets CAGR +109% CAGR+11 2%

(11) Asset Quality: Well Managed • Disciplined underwriter • Low loss rates • High average FICOs and low average LTVs in consumer book bps bps 1bps 1bps

(12) Strong Capital Position * See appendix A for reconciliation • Strong internal capital generation • No storehousing of excess capital • No external equity raising • No dividend cuts

(13) Well-Positioned for Rising Rates: Prudent Balance Sheet Management

(14) Sustaining Business Momentum Business Line • Expand Market Presence/Recruit Seasoned Lenders • Grow Client Base • Expand Specialty Products, e.g. ABL, Leasing • Lender Development Programs • Continue to Drive Household Growth • Expand Digital Offerings • Optimize Branch Network • Capitalize on Strong Market Demographics • Continue Strong Branch/Commercial Referrals • Expand COI Relationships • Continue Aggressive H.E. Marketing • Scalable Resi Mortgage Origination Platform Focal Points

(15) Optimizing Retail Delivery Network In the past twelve months we have: • Utilized specialized analytics software/location model • Shifted branch distribution • Closed/consolidated 1 • Opened 1 (Newton - Jan. 2018) • Relocated 1 • Redesigned 1 • Added 4 locations from Island Bancorp acquisition • Added 3 off-site ATMs • Converted all debit cards to EMV ready

(16) Expanded Presence in Vibrant Greater Boston Central Bancorp $357MM Deposits 10 Branches – Nov. 2012 Investment Management and Commercial Lending Center October 2013 Peoples Federal Bancshares $432MM Deposits 8 Branches – Feb. 2015 Long-Term Commercial Lender in Greater Boston

(17) Island Bancorp Acquisition Edgartown National Bank • Profitable, well-managed community bank • Provides first retail presence on M.V. • Excellent complement to growing Cape Cod presence • Financially attractive • $0.03 - $0.04 EPS accretion expected in 2018 • Neutral to TBV • Modest, low-risk deal • Asset size: $200MM • Transaction value: $29MM • Closed in May ‗17 - strong new business generation INDB: A Proven Integrator

(18) Building Franchise Value Disciplined Acquisitions Deal Value: $84.5MM 2% Core Dep. Premium* Benjamin Franklin Bancorp Apr '09 $994mm Assets $701mm Deposits 11 Branches Deal Value: $52.0MM 8% Core Dep. Premium* Central Bancorp Nov '12 $537mm Assets $357mm Deposits 10 Branches Deal Value: $40.3MM 8% Core Dep. Premium* Mayflower Bancorp Nov '13 $243mm Assets $219mm Deposits 8 Branches $276 mm Assets $176mm Deposits Net 1 Branch Deal Value: $41.7MM 12% Core Dep. Premium* All Acquisitions Immediately Accretive *Incl. CDs <$100k Deal metrics based on closing price and actual acquired assets New England Bancorp Nov '16 Deal Value: $102.2 MM 17% Core Dep. Premium* Slade‘s Ferry Bancorp Mar '08 $630mm Assets $411mm Deposits 9 Branches Peoples Federal Bancshares Feb '15 $640 mm Assets $432mm Deposits 8 Branches Deal Value: $141.8MM 10% Core Dep. Premium* Island Bancorp May '17 $194 mm Assets $171mm Deposits Net 4 Branches Deal Value: $29MM 9% Core Dep. Premium*

(19) Major Opportunities in Acquired Bank Markets: Capitalizing on Rockland Trust Brand Acquired Bank Customer Bases Investment Management • $3.5 billion AUA • Wealth/Institutional • Strong referral network Commercial Banking • Sophisticated products • Extended capacity • In-depth market knowledge Retail/Customer • Award-winning customer service • Electronic/mobile banking • Competitive home equity products

(20) INDB Investments Merits • High quality franchise in attractive markets • Consistent, strong financial performance • Strong organic business volumes • Growing brand recognition • Operating platform that can be leveraged further • Capitalizing on in-market consolidation opportunities • Diligent stewards of shareholder capital • Grounded management team • Positioned to grow, build and acquire to drive long-term value creation

(21) Appendix A The following table reconciles Book Value per share, which is a GAAP based measure to Tangible Book Value per share, which is a non-GAAP based measure. It also reconciles the ratio of Equity to Assets, which is a GAAP based measure, to Tangible Equity to Tangible Assets, a non-GAAP measure, for the dates indicated: 2014 2015 2016 2017 (Dollars in thousands, except share and per share data) Tangible common equity Stockholders' equity (GAAP) $ 640,527 $ 771,463 $ 864,690 $ 943,809 (a) Less: Goodwill and other intangibles 180,306 212,909 231,374 241,147 Tangible common equity 460,221 558,554 633,316 702,662 (b) Tangible assets Assets (GAAP) 6,364,318 7,209,469 7,709,375 8,082,029 (c) Less: Goodwill and other intangibles 180,306 212,909 231,374 241,147 Tangible assets 6,184,012 6,996,560 7,478,001 7,840,882 (d) Common shares 23,998,738 26,236,352 27,005,813 27,450,190 (e) Common equity to assets ratio (GAAP) 10.06% 10.70% 11.22% 11.68% (a/c) Tangible common equity to tangible assets ratio (Non-GAAP) 7.44% 7.98% 8.47% 8.96% (b/d) Book Value per share (GAAP) $ 26.69 $ 29.40 $ 32.02 $ 34.38 (a/e) Tangible book value per share (Non-GAAP) $ 19.18 $ 21.29 $ 23.45 $ 25.60 (b/e)

Appendix B

The following table reconciles net income and diluted EPS, which are GAAP measures, to operating earnings and diluted EPS on an operating basis, which are Non-GAAP Measures as of the time periods indicated:

	2014		2015		2016		YTD 2017	
	(Dollars in thousands, except per share data)							
Net income available to common shareholders (GAAP)	$ 59,845	$ 2.49	$ 64,960	$ 2.50	$ 76,648	$ 2.90	$ 87,204	$ 3.19
Non-GAAP adjustments								
Noninterest income components								
Gain on life insurance benefits (tax exempt)	(1,964)	(0.08)	—	—	—	—	—	—
Gain on sale of fixed income securities	(121)	(0.01)	(798)	(0.03)	—	—	—	—
Noninterest expense components								
Impairment on acquired facilities	524	0.02	109	—	—	—	—	—
Loss on extinguishment of debt	—	—	122	—	437	0.02	—	—
Loss on sale of fixed income securities	21	—	—	—	—	—	—	—
Loss on termination of derivatives	1,122	0.05	1,124	0.04	—	—	—	—
Merger and acquisition expenses	1,339	0.06	10,501	0.41	5,455	0.20	3,393	0.12
Total impact of noncore items	921	0.04	11,058	0.42	5,892	0.22	3,393	0.12
Less - net tax benefit associated with noncore items (1)	(866)	(0.03)	(4,285)	(0.16)	(2,163)	(0.08)	(1,241)	(0.05)
2017 Tax Act: revaluation of net deferrred tax assets	—	—	—	—	—	—	1,895	$ 0.07
2017 Tax Act: revaluation of LIHTC investments	—	—	—	—	—	—	466	$ 0.02
Total tax impact	(866)	(0.03)	$ (4,285)	$ (0.16)	$ (2,163)	$ (0.08)	1,120	$ 0.04
Net operating earnings (Non-GAAP)	$ 59,900	$ 2.50	$ 71,733	$ 2.76	$ 80,377	$ 3.04	$ 91,717	$ 3.35

INDEPENDENT BANK CORP.

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(23) NASDAQ Ticker: INDB www.rocklandtrust.com Robert Cozzone – CFO & EVP Consumer and Business Banking Shareholder Relations: (781) 982-6737 Statements contained in this presentation that are not historical facts are ―forward-looking statements‖ that are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.